SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934







Date of report (Date of earliest event reported): August 28, 1996

                            MULTI-MARKET RADIO, INC.
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               (Exact name of registrant as specified in charter)

               Delaware                                0-22080                                33-3707697
     (State or Other Jurisdiction               (Commission File No.)             (IRS Employer Identification No.)
           of Incorporation)

150 East 58th Street, New York, New York                             10155
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(Address of principal executive offices)                           (Zip Code)


Registrant's telephone number, including area code:  (212) 407-9150


                                      N/A
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         (Former name or former address, if changed since last report)








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ITEM 1. CHANGES IN CONTROL OF THE REGISTRANT


         On August 28, 1996, Robert F.X. Sillerman converted, pursuant to the terms and conditions of the Certificate of Incorporation of Multi-Market Radio, Inc. (the "Company"), certain non-voting stock of the Company into 493,334 shares of Class B Common Stock which has 10 votes per share, thereby giving Mr. Sillerman voting control of the Company on most matters. Since the Company's formation in 1993, Robert F.X. Sillerman, the Chairman of the Board of SFX Broadcasting, Inc. ("SFX"), has held among the largest economic interest in the Company. Mr. Sillerman's non-voting interest was comprised of 360,000 shares of the Company's Class C Common Stock and 133,334 shares of the Company's Preferred Stock. The Class B Common Stock has ten votes per share and the publicly-held Class A Common Stock has one vote per share on most matters. As a result of such conversions, Mr. Sillerman may be deemed to be the beneficial owner of shares representing approximately 53.5% of the combined voting power of the Company. Under limited circumstances, including the Company's pending merger with SFX (the "Merger"), the Class B Common Stock will have only one vote per share. Accordingly, in connection with the approval of the Merger, Mr. Sillerman holds shares representing 17.6% of the combined voting power of the Company.

         Of the 493,334 shares of Class B Common Stock held by Mr. Sillerman, 133,334 of such shares (the "Escrow Shares") are being held in escrow pursuant to an agreement which allows Mr. Sillerman to vote such shares but provides that he may not sell, transfer or otherwise dispose of them prior to July 29, 1998. Pursuant to the terms of such agreement, the Escrow Shares will be released on July 29, 1998, provided that certain conditions are met.

         Mr. Sillerman's conversion of Class C Common Stock and Preferred Stock into Class B Common Stock constitutes a change of control of the Company under the Communications Act of 1934, as amended, and the rules and regulations promulgated thereunder. Prior to such conversion, the change in control of the Company was approved by the Federal Communications Commission.

         Pursuant to the terms of the Company's Certificate of Incorporation, Mr. Sillerman's right to convert his non-voting stock into Class B Common Stock was dependent upon certain conditions, including the existence, after May 15, 1996, of an event of default in the Company's obligations under its credit arrangements. The Company had defaulted under a covenant under its existing senior credit facility with respect to limits on its annual corporate overhead expenditures on several prior occasions, which defaults were waived by the Company's senior lender. The Company again defaulted under this covenant in the third quarter, which default was waived subsequent to Mr. Sillerman's conversion. Mr. Sillerman's ability to assume voting control of the Company was made possible as a result of the recent passage of the Telecommunications Act of 1996, which eliminated the limits on the number of radio stations one person or entity may own nationally and liberalized the limits on the number of radio stations one person or entity may own locally. The Merger agreement provides that the Company's senior credit facility will be repaid in full.

         Mr. Sillerman and all members of the Company's management have informed the Company that they intend to vote their shares in favor of the Merger.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On September 4, 1996 the Company acquired radio station WKSS-FM, which serves the Hartford, Connecticut market, for approximately $18.0 million. The purchase price was determined by arms-length negotiations between the parties. On September 4, 1996, the Company entered into a loan agreement with SFX pursuant to which SFX agreed to lend the Company $18.0 million to fund the acquisition of WKSS-FM and an additional $5.0 million for working capital. The loan bears interest at 12% per annum and the principal of the loan will be payable as follows: (i) if the Merger is consummated, the loan plus accrued interest shall be due within 30 days thereafter; (ii) if the Merger is terminated pursuant to certain sections of the Merger agreement (the "Merger Agreement") and the Company exercises its right pursuant to the Merger Agreement to acquire certain radio stations from SFX for an aggregate purchase price of $100 million, than (a) $750,000 of the outstanding principal of the loan, plus accrued interest thereon, shall be due on the date the Company exercises such option, (b) $17,250,00 of the outstanding principal of the loan, plus accrued interest thereon, shall be due upon the closing of such acquisitions and (c) the balance of the loan, plus accrued interest thereon, shall be due on the date the Merger Agreement is terminated; (iii) if the merger is terminated pursuant to certain sections of the Merger Agreement and SFX exercises its right pursuant to the Merger Agreement to exchange (the





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"Exchange") certain of its radio stations for certain of the Company's radio stations, than (a) $18.0 million of the outstanding principal of the loan, plus accrued interest thereon, shall be due on the date of the closing of the Exchange and (b) the balance of the outstanding principal of the loan shall be due on the date the Merger Agreement is terminated; (iv) if the Merger Agreement is terminated pursuant to certain sections of the Merger Agreement, the entire outstanding principal of the loan, plus accrued interest thereon, shall be due within 45 days of the date of such termination and $18.0 million of the outstanding principal shall be repaid in full by means of a transfer to SFX of the Company's ownership interest in WKSS-FM.

         To secure the loan, the Company pledged the shares of its wholly-owned subsidiary which acquired the assets of WKSS-FM to SFX. In addition, the Company granted SFX a security interest in all of the assets of such subsidiary in which a security interest could be granted.

         On August 29, 1996, the Company acquired radio stations WSTZ-FM and WZRX-AM, both of which serve the Jackson, Mississippi market, for approximately $3.5 million. The purchase price was determined by arms-length negotiations between the parties. The purchase price was financed by SFX and the Company transferred WSTZ-FM and WZRX-AM to SFX simultaneously with the purchase of such stations pursuant to the Merger Agreement, as amended.

         On August 29, 1996, the Company acquired radio station WMYB-FM, which serves the Myrtle Beach, South Carolina market, for approximately $1.1 million. The purchase price was determined by arms-length negotiations between the parties.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      Financial Statements of the Business Acquired

                  It is impracticable to file the financial information with respect to the acquisition of WKSS-FM required by Item 7(a) at this time for the years ended December 31, 1994 and 1995 and the period ended June 30, 1996, because this information is not yet available. The Company will file such information as soon as practicable but not later than 60 days following September 12, 1996.

         (b)      Pro Forma Financial Information

                  It is impracticable to file the pro forma financial information with respect to the acquisition of WKSS- FM required by Item 7(b) at this time for the required period because that information is not yet available. The Company will file that information as soon as is practicable but not later than 60 days following September 12, 1996.

         (c)      Exhibits

         10.1 Loan Agreement, dated September 4, 1996, by and between Multi-Market Radio, Inc. and SFX Broadcasting, Inc.

         10.2 Consent Agreement, dated May 17, 1996, by and among The Huff Alternative Income Fund, L.P., Multi-Market Radio, Inc. and SFX Broadcasting, Inc.

         10.3 Registration Rights Agreement, dated May 17, 1996, by and among The Huff Alternative Income Fund, L.P., Multi-Market Radio, Inc. and SFX Broadcasting, Inc.

         10.4     Form of Warrants.

         99.1 Press Release, dated August 29,1996, with respect to the acquisition of WMYB-FM.

         99.2 Press Release dated, September 4, 1996, with respect to the acquisition of WKSS-FM.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                      MULTI-MARKET RADIO, INC.


                                      By: /s/ Jerry Emlet
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                                          Name: Jerry Emlet
                                          Title:   Chief Financial Officer



Date:    September 10, 1996


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